Exhibit 99.2

NEWS RELEASE
Wesco International / 225 West Station Square Drive, Suite 700 / Pittsburgh, PA 15219

Wesco Announces Pricing of Private Offering of Senior Notes Due 2031 and Senior Notes Due 2034

PITTSBURGH, February 24, 2026 /PRNewswire/ — WESCO International, Inc. (NYSE: WCC) (“Wesco”), a leading provider of business-to-business distribution, logistics services, and supply chain solutions, today announced that its wholly owned subsidiary, WESCO Distribution, Inc. (“Wesco Distribution”), priced its previously announced offering (the “Offering”) to eligible purchasers of $650 million aggregate principal amount of 5.250% senior notes due 2031 (the “5-Year Notes”) and $850 million aggregate principal amount of 5.500% senior notes due 2034 (the “8-Year Notes” and, together with the 5-Year Notes, the “Notes”). The aggregate principal amount of the 8-Year Notes to be issued in the Offering has been increased from the previously announced $650 million to $850 million. The 5-Year Notes will be issued at a price of 100.000% of the aggregate principal amount thereof. The 8-Year Notes will be issued at a price of 100.000% of the aggregate principal amount thereof. The issuance and sale of the Notes is scheduled to settle on February 27, 2026, subject to customary closing conditions.

Wesco estimates that the net proceeds from the Offering will be approximately $1.48 billion, after deducting the initial purchasers’ discount and estimated offering expenses. Wesco Distribution intends to use the net proceeds from this Offering to redeem all of its outstanding 7.250% senior notes due 2028 (the “Wesco 2028 Notes”) on or after June 15, 2026 and repay a portion of the amount outstanding under the ABL Facility (as defined below). Prior to redeeming the Wesco 2028 Notes, Wesco Distribution intends to (i) use the net proceeds from this Offering to temporarily repay a portion of the outstanding borrowings under its accounts receivable securitization facility (the “Receivables Facility”) and its asset-based revolving credit facility (the “ABL Facility”) and (ii) subsequently redraw under the Receivables Facility and the ABL Facility in an aggregate amount sufficient to redeem the Wesco 2028 Notes.

The Notes will be unsecured, unsubordinated debt obligations of Wesco Distribution, and will rank equally with Wesco Distribution’s other existing and future unsecured, unsubordinated obligations. The Notes will be guaranteed on an unsecured, unsubordinated basis by Wesco and its wholly owned subsidiary, Anixter Inc. (the “Guarantees”).

The Notes and related Guarantees are being offered and sold only to persons reasonably believed to be “qualified institutional buyers” under Rule 144A of the Securities Act of 1933, as amended (the “Securities Act”), and to certain non-U.S. persons outside the United States under Regulation S of the Securities Act. The Notes have not been, and will not be, registered under the Securities Act or any state securities laws and may not be offered or sold in the United States absent registration or an applicable exemption from, or in a transaction not subject to, the registration requirements of the Securities Act and other applicable securities laws.

This press release does not and will not constitute an offer to sell, or the solicitation of an offer to buy, the Notes or any other securities, nor will there be any sale of the Notes or other securities, in any state or other jurisdiction in which such offer, sale or solicitation would be unlawful. Any offer will be made only by means of a private offering memorandum. This press release does not constitute a notice of redemption with respect to the Wesco 2028 Notes.

About Wesco

Wesco International (NYSE: WCC) builds, connects, powers and protects the world. Headquartered in Pittsburgh, Pennsylvania, Wesco is a FORTUNE 500® company with approximately $24 billion in annual sales in 2025 and a leading provider of business-to-business distribution, logistics services and supply chain solutions. Wesco offers a best-in-class product and services portfolio of Electrical and Electronic Solutions, Communications and Security Solutions, and Utility and Broadband Solutions. The Company employs approximately 21,000 people, partners with the industry’s premier suppliers, and serves thousands of customers around the world. With millions of products, end-to-end supply chain services, and significant digital capabilities, Wesco provides innovative solutions to meet customer needs across commercial and industrial businesses, technology companies, telecommunications providers, and utilities. Wesco operates more than 700 sites, including distribution centers, fulfillment centers, and sales offices in approximately 50 countries, providing a local presence for customers and a global network to serve multi-location businesses and global corporations.

Forward-Looking Statements

All statements made herein that are not historical facts should be considered as “forward-looking statements” within the meaning of the Private Securities Litigation Reform Act of 1995. Such statements involve known and unknown risks, uncertainties and other factors that may cause actual results to differ materially. These forward-looking statements include, but are not limited to, statements regarding the proposed terms of the Offering, the timing of the Offering and the anticipated use of proceeds therefrom, including the redemption of the Wesco 2028 Notes. Such statements can generally be identified by the use of words such as “anticipate,” “plan,” “believe,” “estimate,” “intend,” “expect,” “project” and similar words, phrases or expressions or future or conditional verbs such as “could,” “may,” “should,” “will” and “would,” although not all forward-looking statements contain such words. These forward-looking statements are based on current expectations and beliefs of Wesco’s management, as well as assumptions made by, and information currently available to, Wesco’s management, current market trends and market conditions and involve various risks and uncertainties, some of which are beyond Wesco’s and Wesco’s management’s control, and which may cause actual results to differ materially from those contained in forward-looking statements. Wesco’s actual results could differ materially from those expressed in any forward-looking statement made by Wesco or on Wesco’s behalf. In light of these risks and uncertainties, there can be no assurance that the forward-looking information will in fact prove to be accurate. Accordingly, you should not place undue reliance on such statements. Wesco has undertaken no obligation to publicly update or revise any forward-looking statements, whether as a result of new information, future events or otherwise, except as required by law.

Those risks, uncertainties and assumptions include whether Wesco will be able to consummate the Offering, including the satisfaction of customary closing conditions with respect to the Offering of the Notes. Additional factors that could cause results to differ materially from those described above can be found in Wesco’s Annual Report on Form 10-K for the fiscal year ended December 31, 2025 and Wesco’s other reports filed with the U.S. Securities and Exchange Commission.

Contact Information:

Investor Relations

Scott Gaffner

Senior Vice President, Investor Relations

investorrelations@wescodist.com

Corporate Communications

Jennifer Sniderman

Vice President, Corporate Communications

jennifer.sniderman@wescodist.com